                                                                    Exhibit 99.1


Corporate Communications

CREDIT SUISSE FIRST BOSTON
Eleven Madison Avenue
New York, NY 10010-3629
[GRAPHIC OMITTED]


                                                           FOR IMMEDIATE RELEASE


          CSFB (USA) INC. FILES SHELF REGISTRATION TO ISSUE SECURITIES


NEW YORK, JUNE 7, 2001 - Credit Suisse First Boston (USA), Inc. today announced the filing of a shelf Registration Statement on Form S-3 with the Securities and Exchange Commission relating to the offering from time to time of up to U.S.$5,000,000,000 in aggregate amount of debt and certain other securities of the Company.

         The Registration Statement includes a preliminary base prospectus and a preliminary prospectus supplement with respect to a related medium-

                                                                            Page


term note program. Pricing supplements in connection with the offer and sale of the medium-term notes will set forth the specific terms of the notes being offered.

                                 *     *     *


         The Registration Statement on Form S-3 filed with the Securities and Exchange Commission has not yet become effective. The securities may not be sold, nor may offers to buy be accepted, prior to the time the Registration Statement becomes effective.

         This press release shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                      # # #


Credit Suisse First Boston (USA), Inc. is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. Our businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. For more information on Credit Suisse First Boston (USA), Inc. and its parent company Credit Suisse First Boston, refer to the company's world wide web site at WWW.CSFB.COM. Our headquarters are located at Eleven Madison Avenue, New York, NY 10010, telephone number (212) 325-2000.

Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. It operates in over 87 locations across more than 39 countries on 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our website at http://www.csfb.com.



-------------------------------------------------------------------------------

Press Contacts:  Media Relations        CSFB - New York        (212) 325-5200